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                                                                   EXHIBIT 23(c)


                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of BB&T Corporation for the registration of up to 3,128,309 shares of its common stock and to the incorporation by reference therein of our report dated April 12, 1999, with respect to the consolidated financial statements of Matewan BancShares, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities & Exchange Commission.

                                                       /s/ Ernst & Young LLP


Charleston, West Virginia
June 23, 1999